UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2012

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1075 Spruce Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The boards of directors of MainStreet BankShares, Inc. in Martinsville, Virginia and Franklin Community Bank, N.A. (“FranklinCommunity Bank”), in Rocky Mount, Virginia are saddened to announce the tragic death of our President and CEO, Larry A. Heaton.

At a joint meeting of the boards of directors on Monday, December 10, 2012, the boards named Brenda H. Smith as Acting President and CEO. Brenda has served as chief financial officer of the Company for thirteen years and has over twenty years of banking experience. In addition, Joel R. Shepherd was elected as Chairman of the Board of Franklin Community Bank, N.A. Joel is a founding director of Franklin Community Bank, N.A. and serves as Chairman of the Board of MainStreet BankShares, Inc. A search committee has been formed to seek candidates for a permanent President and CEO.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See index to exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012	/s/ Joel R. Shepherd
Chairman of the Board

Date: December 10, 2012	/s/ Brenda H. Smith
Brenda H. Smith
Acting President and CEO
Executive Vice President/CFO/
Corporate Secretary